CA Reports Third Quarter Fiscal Year 2010 Results

ISLANDIA, N.Y., January 28, 2010 –

•	Revenue Up 4 percent in Constant Currency, 8 Percent as Reported

•	GAAP and Non-GAAP Operating Margins Improve

•	Cash Flow From Operations Up 36 Percent in Constant Currency, 17 Percent as Reported

•	Names William E. McCracken as CEO

CA, Inc. (NASDAQ:CA), the world’s leading independent IT management software company, today reported financial results for its third quarter of fiscal year 2010, ended December 31, 2009.

Financial Overview
(in millions, except share data)	Q3FY10	Q3FY09	Change	Change in Constant Currency
Revenue	$1,128	$1,042	8%	4%
GAAP Net Income	$257	$208	24%	21%
Non-GAAP Net Income*	$233	$233	0%	(1)%
GAAP Diluted EPS	$0.49	$0.39	26%	22%
Non-GAAP Diluted EPS*	$0.43	$0.43	0%	(2)%
Cash Flow from Operations	$342	$292	17%	36%
*Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures, as noted in the discussion of non-GAAP results below. A reconciliation of non-GAAP financial measures to their comparable GAAP financial measures is included in the tables following this news release.

New CEO Named

The CA Board of Directors today announced the unanimous election of William E. McCracken, as CA’s chief executive officer. McCracken previously served as executive chairman since John A. Swainson’s retirement as CEO was announced in September 2009. McCracken now holds both the CEO and chairman of the board positions at the Company (see related news release).

“We are very pleased with our third quarter performance,” said McCracken. “We achieved robust revenue growth, improved both GAAP and non-GAAP operating margins by a percentage point year-over-year, and reported strong cash flow from operations of $342 million.

“We also continued to aggressively build out our technology capabilities to help customers optimize the effectiveness of their IT,” he continued. “Over the past few months, CA has introduced a number of new and enhanced products in the security, IT management, virtualization and automation spaces and made investments to bolster our cloud computing offerings by acquiring NetQoS and Oblicore. These moves strengthen our position as a leader in next-generation infrastructure management.”

Revenue and Bookings

North American revenue was $655 million, up 7 percent in constant currency and 8 percent as reported from the prior year period, while international revenue was $473 million, down 1 percent in constant currency and up 9 percent as reported year-over-year.

Total revenue backlog was $7.916 billion, up 9 percent in constant currency and up 13 percent as reported over the prior year period. Revenue backlog was up both in terms of revenue to be recognized over the next 12 months and revenue to be recognized beyond 12 months.

Third quarter results include an approximate $10 million contribution to revenue from the acquisition of NetQoS® Inc., which closed Nov. 19, 2009. Currency exchange  rates had a favorable impact on total revenue of approximately $48 million in the third quarter of fiscal year 2010 compared to the third quarter of fiscal year 2009.

Total bookings in the third quarter were $1.371 billion, up 5 percent in constant currency and up 10 percent as reported, compared to the prior year period. During the third quarter, the Company signed 16 license agreements with aggregate values greater than $10 million for a total of $514 million, compared with 18 license agreements totaling $471 million in the third quarter of fiscal year 2009. The weighted average duration of subscription and maintenance bookings for the quarter was 3.2 years, compared with 3.1 years for the same period in fiscal year 2009.

CA saw significant demand for Mainframe 2.0 products, its Identity and Access Management security offerings and its CA Wily application performance management products. The Company also experienced healthy demand for Software-as-a-Service offerings based on CA Clarity.

Expenses and Margin

Total GAAP expenses, before interest and income taxes, for the third quarter were $777 million, up 1 percent in constant currency and up 6 percent as reported from the prior year. GAAP operating income, before interest and income taxes, was $351 million, up 11 percent in constant currency and 14 percent as reported compared to the prior year period. The Company recorded a GAAP operating margin of 31 percent, a 1 percentage point improvement as reported from the prior year period.

On a non-GAAP basis, which excludes purchased software and intangibles amortization, restructuring and other costs, and includes gains and losses of hedges that mature within the quarter, but excludes gains and losses of hedges that do not mature within the quarter, the Company reported third quarter operating expenses of $754 million, up 1 percent in constant currency and up 7 percent as reported from the prior year. Non-GAAP operating income, before interest and income taxes, was $374 million, up 9 percent in constant currency and 11 percent as reported compared to the prior year period. The Company recorded a third quarter non-GAAP operating margin of 33 percent, up a percentage point from the third quarter of fiscal year 2009 as reported.

Expenses were adversely affected by a weakening of the U.S. dollar, costs associated with strategic initiatives and increased commissions. Expenses were positively affected by streamlining efforts undertaken in the Company’s Services operation.

Earnings Per Share

GAAP diluted earnings per share for the third quarter were up 22 percent in constant currency and 26 percent as reported from the prior year period. In addition, when compared to the prior year period, GAAP earnings per share were positively affected by approximately $0.04 due to a lower GAAP tax rate in the current year period. The Company recorded a GAAP tax rate of 21.6 percent during the quarter.

Non-GAAP diluted earnings per share for the quarter were down 2 percent in constant currency and flat as reported. When compared to the prior year period, non-GAAP EPS was adversely affected by approximately $0.04 due to the lower non-GAAP tax rate in the prior year period. The Company recorded a non-GAAP tax rate in the third quarter of 35.5 percent.

Cash Flow and Capital Structure

The Company reported third quarter cash flow from operations of $342 million, compared with $292 million in the prior year period. Cash flow from operations in the quarter was positively affected by increased collections and lower cash taxes paid.

The balance of cash and cash equivalents at Dec. 31, 2009, was $2.624 billion. With $1.545 billion in total debt outstanding, the Company had a net cash position of $1.079 billion at Dec. 31, 2009.

During the quarter, the Company issued $750 million of 10-year Senior Notes at 5.375 percent and utilized the proceeds to pay down $500 million of the $750 million drawn on the Company’s $1 billion revolving credit facility. The Company also paid down $636 million of debt, which matured in December, with cash on hand. Included in this debt payment was approximately $460 million in convertible debt.

The third quarter of fiscal year 2010 included a $200 million cash payment for the above mentioned acquisition of NetQoS.

During the quarter, the Company repurchased about $40 million of its common stock under its previously announced $250 million stock repurchase program.

Business Highlights

During the quarter, CA announced:

•	The completion of its acquisition of NetQoS Inc., a leading provider of network performance management and service delivery management solutions.

•
The release of 12 new and updated products that will help enterprises and service providers gain increased business value from virtualized environments. CA’s solutions allow organizations to realize greater cost savings, efficiency and flexibility from virtualized computing environments through comprehensive capabilities for IT management, governance, automation and security.

•
The release of CA ecoSoftware products designed to help enterprises manage the implementation, progress and outcomes of global sustainability initiatives more effectively; to measure and report reliably on energy and natural resource consumption; and to account for carbon emissions and to reduce energy costs across the datacenter and facilities.

•	The election of Richard Sulpizio to its Board of Directors. Sulpizio also has been named to both the Board's Compensation and Human Resources and Corporate Governance Committees.

Outlook for Fiscal Year 2010

The Company reaffirmed its outlook for fiscal year 2010. The following represents “forward-looking statements” (as defined below).

The Company expects the following:

•	Total revenue growth in a range of 2 percent to 4 percent in constant currency, which translates to reported revenue of $4.3 billion to $4.4 billion;

•	GAAP diluted earnings per share growth in constant currency in a range of 18 percent to 26 percent. At current exchange rates, this translates to reported diluted earnings per share of $1.46 to $1.57;

•
Non-GAAP diluted earnings per share growth in constant currency in a range of 7 percent to 15 percent. At current exchange rates, this translates to reported non-GAAP diluted earnings per share of $1.60 to $1.71; and,

•
Cash flow from operations growth in a range of 12 percent to 19 percent in constant currency. At current exchange rates, this translates to reported cash flow from operations of $1.3 billion to $1.4 billion. The cash flow from operations outlook includes approximately $50 million in restructuring payments accrued during fiscal year 2009.

Except as otherwise noted, guidance reflects current foreign currency exchange rates as of Dec. 31, 2009. This outlook also assumes no future material acquisitions and a partial currency hedge of operating income. In addition, the Company expects the combination of NetQoS and Oblicore to be approximately $0.01 dilutive to both GAAP and non-GAAP earnings per share. The Company also anticipates incremental fourth quarter expenses of approximately $20 million to $25 million related to real estate and other costs. The Company expects a full-year GAAP and non-GAAP tax rate in a range of 35 to 36 percent.

The Company anticipates approximately 513 million shares outstanding at fiscal 2010 year-end and a weighted average diluted share count of approximately 533 million for the fiscal year.

Webcast

This news release and the accompanying tables should be read in conjunction with additional content that is available on the Company’s website, including a supplemental financial package, as well as a webcast that the Company will host at 4:30 p.m. ET today to discuss its unaudited third quarter results. The webcast will be archived on the website. Individuals can access the webcast, as well as this press release and supplemental financial information, at http://ca.com/invest or listen to the call at 1-877-857-6163. The international participant number is 1-719-325-4835.

About CA

CA (NASDAQ: CA), the world's leading independent IT management software company, helps customers optimize IT for better business results. CA's Enterprise IT Management solutions for mainframe and distributed computing enable Lean IT—empowering organizations to more effectively govern, manage and secure their IT operations. For more information, visit www.ca.com.

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Non-GAAP Financial Measures

This news release, the accompanying tables and the additional content that is available on the Company's website, including a supplemental financial package, includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating expenses, operating income, operating margin, income from operations and diluted earnings per share exclude the following items: non-cash amortization of purchased software and other intangibles, charges for in-process research and development costs, restructuring and other charges and include the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. Non-GAAP income also excludes the interest on convertible bonds. The effective tax rate on GAAP and non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the  period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year’s remaining reporting periods. Non-GAAP adjusted cash flow excludes restructuring and other payments. Free cash flow excludes capital expenditures. We present constant currency information to provide a framework for assessing how our underlying businesses preformed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2009, which was the last day of our prior fiscal year.  Constant currency excludes the impacts from the Company's hedging program.  The constant currency calculation for annualized subscription and maintenance bookings is calculated by dividing the subscription and maintenance bookings in constant currency by the weighted average subscription and maintenance duration in years. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and cash flows, to competitors' operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures, which are attached to this news release.

Cautionary Statement Regarding Forward-Looking Statements

We have assessed and will continue to assess the impact on our business of the general economic downturn and the related impact on the financial services sector in particular. Approximately one third of our revenue comes from arrangements with financial institutions (i.e., banking, brokerage and insurance companies). The majority of these arrangements are for the renewal of mainframe capacity and maintenance associated with transactions processed by such financial institutions. While we cannot predict what impact there may be on our business from further consolidation of the financial industry sector, or the impact from the economy in general on our business, to date the impact has not been material to our balance sheet, results of operations or cash flows. The vast majority of our subscription and maintenance revenue in any particular reporting period comes from contracts signed in prior periods, generally pursuant to contracts ranging in duration from three to five years.

Certain statements in this communication (such as statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) constitute "forward-looking statements" that are based upon the beliefs of, and assumptions made by, the Company's management, as well as information currently available to management. These forward-looking statements reflect the Company's current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: global economic factors or political events beyond the Company's control; general economic conditions, including concerns regarding a global recession and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; impact of revenue recognition accounting policies on operating results; failure to expand channel partner programs; ability to adequately manage and evolve financial reporting and managerial systems and processes; ability to successfully integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; ability to retain and attract qualified key personnel; rapid technological and market changes; dependence on third party operating systems and software; use of software from open source code sources; discovery of errors in the Company's software and potential product liability claims; significant amounts of debt and possible future credit rating changes; the failure to protect the Company's intellectual property rights and source code; the timing of orders from customers and channel partners; reliance upon large transactions with customers; sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; lack of market growth in key product areas; use of third party microcode; third party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to successfully execute restructuring plans and related sales model changes; successful outsourcing of various functions to third parties; potential tax liabilities; and these factors and the other factors described more fully in the Company's filings with the Securities and Exchange Commission.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Copyright © 2010 CA, Inc. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. NetQoS is a registered trademark of NetQoS Inc. All other trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Dan Kaferle	Carol Lu
	Public Relations	Investor Relations
	(631) 342-2111	(212) 415-6920
	daniel.kaferle@ca.com	carol.lu@ca.com

Table 1
CA, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)
Revenue
Subscription and maintenance revenue	$1,000	$919	$2,919	$2,859
Professional services	74	87	216	274
Software fees and other	54	36	115	103
Total revenue	1,128	1,042	3,250	3,236
Expenses
Costs of licensing and maintenance	73	70	212	225
Cost of professional services	67	76	193	239
Amortization of capitalized software costs	34	31	102	91
Selling and marketing	316	307	883	915
General and administrative	129	110	359	342
Product development and enhancements	119	115	353	358
Depreciation and amortization of other intangible assets	40	36	118	109
Other (gains) expenses, net	(3)	(14)	11	4
Restructuring and other	2	2	4	6
Total expenses before interest and income taxes	777	733	2,235	2,289
Income before interest and income taxes	351	309	1,015	947
Interest expense, net	23	16	62	40
Income before income taxes	328	293	953	907
Income tax expense	71	85	283	301
NET INCOME	$257	$208	$670	$606

Basic income per common share (1)	$0.49	$0.40	$1.28	$1.17
Basic weighted average shares used in computation (1)	515	514	516	513
Diluted income per common share (1)	$0.49	$0.39	$1.27	$1.15
Diluted weighted average shares used in computation (1)	535	538	539	537

(1)
Certain balances and the calculations of income per common share and weighted average shares of common stock have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10-Q for the three and nine months ended December 31, 2009.

Table 2
CA, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31,	March 31,
	2009	2009 (1)

Cash and cash equivalents	$2,624	$2,712
Trade and installment accounts receivable, net	932	839
Deferred income taxes - current	518	513
Other current assets	144	105

Total current assets	4,218	4,169

Installment accounts receivable, due after one year, net	46	128
Property and equipment, net	454	442
Purchased software products, net	150	155
Goodwill	5,513	5,364
Deferred income taxes - noncurrent	234	268
Other noncurrent assets, net	779	715

Total assets	$11,394	$11,241

Current portion of long-term debt and loans payable	$15	$621
Deferred revenue (billed or collected) - current	2,287	2,431
Deferred income taxes - current	50	40
Other current liabilities	874	935

Total current liabilities	3,226	4,027

Long-term debt, net of current portion	1,530	1,287
Deferred income taxes - noncurrent	121	136
Deferred revenue (billed or collected) - noncurrent	1,006	1,000
Other noncurrent liabilities	491	429

Total liabilities	6,374	6,879

Common stock	59	59
Additional paid-in capital	3,630	3,686
Retained earnings	3,280	2,673
Accumulated other comprehensive loss	(111)	(183)
Treasury stock	(1,838)	(1,873)

Total stockholders’ equity	5,020	4,362

Total liabilities and stockholders’ equity	$11,394	$11,241

(1)
Certain balances have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10-Q for the three and nine months ended December 31, 2009.

Table 3
CA, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	December 31,
	2009	2008(1)
OPERATING ACTIVITIES:
Net income	$257	$208
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	74	67
Provision for deferred income taxes	(16)	(40)
Provision for bad debts	-	(1)
Share based compensation expense	22	20
Amortization of discount on convertible debt	9	8
Loss (gain) on sale and disposal of assets	1	(3)
Foreign currency transaction losses – before taxes, net	6	47
Changes in other operating assets and liabilities, net of effect of acquisitions:
Increase in trade and installment accounts receivable, net	(177)	(124)
Increase in deferred revenue (billed or collected)	51	14
Increase in taxes payable, net	110	92
(Decrease) increase in accounts payable, accrued expenses and other	(26)	1
Increase in accrued salaries, wages and commissions	42	17
Decrease in accrued restructuring charges	(7)	(16)
Changes in other operating assets and liabilities	(4)	2
NET CASH PROVIDED BY OPERATING ACTIVITIES	342	292
INVESTING ACTIVITIES:
Acquisitions, primarily goodwill, purchased software, and other intangible assets, net of cash acquired	(198)	(33)
Purchases of property and equipment	(15)	(19)
Capitalized software development costs	(46)	(33)
Other investing activities	(1)	-
NET CASH USED IN INVESTING ACTIVITIES	(260)	(85)
FINANCING ACTIVITIES:
Dividends paid	(21)	(21)
Purchases of common stock	(45)	(4)
Debt repayments, net	(406)	(145)
Exercise of common stock options and other	4	-
NET CASH USED IN FINANCING ACTIVITIES	(468)	(170)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	(386)	37
Effect of exchange rate changes on cash	(15)	(67)
DECREASE IN CASH AND CASH EQUIVALENTS	(401)	(30)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,025	2,399
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,624	$2,369

(1)
Certain balances have been revised to reflect the retrospective adoption of recent accounting pronouncements. For further information refer to the Quarterly report on Form 10-Q for the three and nine months ended December 31, 2009.

Table 4
CA, Inc.
Constant Currency Summary
($ in millions)
(unaudited)

	Three Months Ended December 31,
	2009	2008	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$1,371	$1,248	10%	5%

Revenue:
North America	$655	$608	8%	7%
International	473	434	9%	(1)%
Total revenue	$1,128	$1,042	8%	4%

Revenue:
Subscription and maintenance	$1,000	$919	9%	4%
Professional services	74	87	(15)%	(20)%
Software fees and other	54	36	50%	45%
Total revenue	$1,128	$1,042	8%	4%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$754	$704	7%	1%
Total GAAP	$777	$733	6%	1%

	Nine Months Ended December 31,
	2009	2008	% Increase (Decrease) in $ US	% Increase (Decrease) in Constant Currency (1)

Bookings	$3,516	$3,780	(7)%	(7)%

Revenue:
North America	$1,913	$1,819	5%	5%
International	1,337	1,417	(6)%	(1)%
Total revenue	$3,250	$3,236	0%	3%

Revenue:
Subscription and maintenance	$2,919	$2,859	2%	5%
Professional services	216	274	(21)%	(20)%
Software fees and other	115	103	12%	11%
Total revenue	$3,250	$3,236	0%	3%

Total expenses before interest and income taxes:
Total Non-GAAP (2)	$2,147	$2,211	(3)%	(1)%
Total GAAP	$2,235	$2,289	(2)%	0%

(1)
Constant currency information is presented to provide a framework to assess how the underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate in effect on March 31, 2009, which was the last day of fiscal year 2009. Constant currency excludes the impacts from the Company's hedging program.

(2)	Refer to table 6 for a reconciliation of total expenses before interest and income taxes on a GAAP basis to total expenses before interest and income taxes on a non-GAAP basis.

Table 5
CA, Inc.
Reconciliation of GAAP Results to Non-GAAP Net Income
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Total revenue	$1,128	$1,042	$3,250	$3,236
Total expenses before interest and income taxes	777	733	2,235	2,289

Income before interest and income taxes (1)	351	309	1,015	947
GAAP Operating Margin (% of revenue)	31%	30%	31%	29%

Non-GAAP operating adjustments:
Purchased software amortization	13	14	40	43
Intangibles amortization	14	13	41	39
Restructuring and other	2	2	4	6
Hedging (gains)/losses, net (2)	(6)	-	3	(10)
Total non-GAAP operating adjustments	23	29	88	78
Non-GAAP income before interest
and income taxes	374	338	1,103	1,025
Non-GAAP Operating Margin (% of revenue)(3)	33%	32%	34%	32%

Interest expense, net	23	16	62	40
Interest on dilutive convertible bonds	(11)	(10)	(35)	(32)
Non-GAAP income before income taxes	362	332	1,076	1,017

Income tax provision (4)	129	99	382	351

Non-GAAP income (5)	$233	$233	$694	$666

Non-GAAP diluted EPS (5)(6)	$0.43	$0.43	$1.27	$1.23
Diluted weighted average shares used in
computation(5)	535	538	539	537

(1)	See the Condensed Consolidated Statement of Operations on Table 1 for a bridge from income before interest and income taxes to net income.

(2)	Consists of gains and losses on hedges of operating income relating to prior periods.

(3)
Excluding stock based compensation of $22 and $20, non-GAAP operating margin would have been 35% and 34% for the three months ended December 31, 2009 and 2008, respectively.  On a year to date basis, excluding stock based compensation of $75 and $68, non-GAAP operating margin would have been 36% and 34% for the nine months ended December 31, 2009 and 2008, respectively.

(4)
The effective tax rate on non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax non-GAAP income from operations. This tax rate is determined based on an estimated effective full year tax rate, allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods.

(5)
Non-GAAP income and the number of shares used in the computation of non-GAAP diluted EPS for all periods presented have been adjusted to reflect the dilutive impact of the Company’s 1.625% Convertible Senior Notes and stock awards outstanding.

(6)
The calculation of the Non-GAAP diluted EPS includes certain adjustments required by  ASC 260-10-45 which treats certain stock awards as participating securities for the computation of earnings per share.  As a result, Non-GAAP diluted EPS may not equal the Non-GAAP income divided by the Diluted weighted average shares.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 6
CA, Inc.
Reconciliation of GAAP to Non-GAAP
Operating Expenses and Diluted Income per Share
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Operating Expenses	2009	2008	2009	2008

Total expenses before interest and income taxes	$777	$733	$2,235	$2,289

Non-GAAP operating adjustments:
Purchased software amortization	13	14	40	43
Intangibles amortization	14	13	41	39
Restructuring and other	2	2	4	6
Hedging (gains)/losses, net (1)	(6)	-	3	(10)
Total non-GAAP operating adjustments	23	29	88	78

Total non-GAAP operating expenses	$754	$704	$2,147	$2,211

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Diluted Income per Share	2009	2008	2009	2008

GAAP diluted income per share	$0.49	$0.39	$1.27	$1.15

Non-GAAP adjustments, net of taxes

Purchased software and intangibles amortization	0.03	0.04	0.10	0.10
Restructuring and other	-	-	-	0.01
Hedging (gains)/losses, net (1)	(0.01)	-	-	(0.01)
Non-GAAP effective tax rate adjustments (2)	(0.08)	-	(0.10)	(0.02)

Non-GAAP diluted income per share	$0.43	$0.43	$1.27	$1.23

(1)	Consists of gains and losses on hedges of operating income relating to prior periods.

(2)
The effective tax rate on non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax non-GAAP income from operations. This tax rate is determined based on an estimated effective full year tax rate, with the impact of discrete items allocated pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 7
CA, Inc.
Effective Tax Rate Reconciliation
GAAP and Non-GAAP
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	GAAP	Non-GAAP	GAAP	Non-GAAP

Income before income taxes(1)	$328	$362	$953	$1,076

Statutory tax rate	35.0%	35.0%	35.0%	35.0%

Tax at statutory rate	115	127	334	377

Adjustments for discrete and permanent items(2)	(44)	2	(51)	5

Total tax expense	$71	$129	$283	$382

Effective tax rate(3)	21.6%	35.5%	29.7%	35.5%

(1)	Refer to Table 5 for a reconciliation of income before interest and income taxes on a GAAP basis to income before income taxes on a non-GAAP basis.

(2)
For the three and nine months ended December 31, 2009, the Company’s income tax provision included net benefits from discrete items of approximately $23 million and $30 million, respectively, resulting from reconciliations of tax returns to tax provisions, the resolution of uncertain tax positions relating to non-U.S. jurisdictions, and refinements of estimates ascribed to tax positions taken in prior periods relating to the Company’s international tax profile.

(3)
The effective tax rate on GAAP and non-GAAP income from operations is the Company’s provision for income taxes expressed as a percentage of pre-tax GAAP and non-GAAP income from operations, respectively. Such tax rates are determined based on an estimated effective full year tax rate, with the effective tax rate for GAAP generally including the impact of discrete items in the period such items arise and the effective tax rate for non-GAAP income generally allocating the impact of discrete items pro rata to the fiscal year's remaining reporting periods.

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.

Table 8
CA, Inc.
Reconciliation of Projected GAAP Earnings per Share to
Projected Non-GAAP Earnings per Share
(unaudited)

	Fiscal Year Ending
	March 31, 2010

Projected GAAP diluted EPS range	$1.46	to	$1.57

Non-GAAP adjustments, net of taxes:
Purchased software and intangibles amortization	0.14		0.14

Non-GAAP projected diluted operating EPS range	$1.60	to	$1.71

Refer to the discussion of Non-GAAP financial measures included in the accompanying press release for additional information.